Exhibit 10.1

FOURTH AMENDMENT TO

LEASE AGREEMENT WITH OPTION TO PURCHASE

THIS FOURTH AMENDMENT TO LEASE AGREEMENT WITH OPTION TO PURCHASE (the “Fourth Amendment”) is entered into as the 20th day of March, 2020, (the “Effective Date”) by and between CURE LAND COMPANY, LLC, a Mississippi limited liability company (together with any successor or assign “Landlord”) and Silver Slipper Casino Venture, LLC, a Delaware limited liability company (together with any successor assign “Tenant”).

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement with Option to Purchase, dated as of November 17, 2004 (“Original Lease”) pursuant to which the Tenant has leased the Premises from Cure Land Company, LLC, as Landlord.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Lease.  A Memorandum of Lease providing record notice of the Original Lease and certain terms thereof was executed by Landlord and Tenant effective November 17, 2004, (“Lease Memo”) and recorded in Deed Book BB 298 at Page 287 in the office of the Chancery Clerk of Hancock County, Mississippi.

WHEREAS, Landlord and Tenant executed a First Amendment to Lease Agreement with Option to Purchase, dated as of March 13, 2009, and recorded in Deed Book 2009 at page 3448 in the office of the Chancery Clerk of Hancock County, Mississippi, (“First Amendment” and together with the Original Lease, the “Lease, as amended March 13, 2009”) to reflect a change to the legal description of the Premises due to the abandonment of a portion of Shipyard Road adjacent to Parcels A, B, and C of the Premises and the relocation of the public roadway in that area.  The full legal description of the Premises as revised by the First Amendment as surveyed is set forth in Exhibit A, hereto.  The descriptions as set forth herein are intended to be one and the same as the descriptions set forth in the Lease and shall not limit any of the Tenant’s rights to the Premises as granted in the Lease.

WHEREAS, Full House Resorts, Inc., a Delaware corporation (“Full House”) entered into a Membership Purchase Agreement with Tenant’s members dated March 30, 2012, for the purchase of the limited liability company membership interests in Tenant, and Tenant and Landlord agreed to certain additional changes to the provisions of the Lease, as amended March 13, 2009, in anticipation the membership interest purchase, memorialized in that certain Second Amendment to Lease Agreement with Option to Purchase, dated September 26, 2012, (the “Second Amendment”, together with the Original Lease and the First Amendment, hereinafter  “Lease, as amended March 30, 2012”) and  recorded in Deed Book 2012, page 9835 in the office of the Chancery Clerk of Hancock County, Mississippi.

WHEREAS, Landlord and Tenant executed a Third Amendment to Lease Agreement with Option to Purchase, dated as of February 26, 2013, to extend the Term of the Lease, extend the deadline to exercise the Option to Purchase, and amend the monthly rent amount, (“Third Amendment” and together with the Original Lease, the First Amendment, and Second Amendment, hereinafter, “Lease as amended February 26, 2013”) and recorded in Deed Book 2013 at page 3807 in the office of the Chancery Clerk of Hancock County, Mississippi;

NOW THEREFORE, for and in consideration of the covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.	Section 3.1, Rent, of the Lease as amended by the Second and Third Amendments, is hereby further amended by the addition of the following subsection:

(d)Upon execution of this Fourth Amendment, Landlord agrees Tenant shall have no obligation to pay the next two (2) monthly Base Rent payments (April 2020 and May 2020), each in the amount of $77,500.00, and Tenant shall have no liability as a result thereof.

2.	Section 5.1(a), Option to Purchase of the Lease as amended by the Second Amendment and Third Amendments, shall be amended as follows:

The deadline for the exercise of the Option is through October 1, 2027, the date of which was extended ten (10) years from the date as agreed upon in the Second Amendment, Section 4.

The Option may only be exercised from April 1, 2022 through October 1, 2027, unless exercised following a notice of termination pursuant to Section 17, as amended by the Second Amendment.

In the event the Option is exercised at any time from April 1, 2022 through October 1, 2027, the Option Purchase Price shall be the principal sum of $15,500,000 (less, to the extent exercised, the 4 Acre Option Price), plus a retained interest of Landlord in Tenant’s operations of three percent (3%) of Net Income.

In the event that Full House Resorts, Inc. sells or transfers, in its sole and exclusive discretion, substantially all of the assets of Silver Slipper Casino Venture, LLC or its membership interests in Silver Slipper Casino Venture, LLC, in its entirety, then the Option Purchase Price shall be increased by ten percent (10%), as provided for by Section 5.1(a) of the Lease.

All other provisions of Subsection 5.1(a) not inconsistent or in conflict with this Fourth Amendment shall remain in full force and effect.

The Lease is amended only as expressly set forth herein, and all other terms and conditions thereof shall remain in full force and effect.  This Amendment may be executed in multiple counterparts which shall be enforceable as originals.

IN WITNESS WHEREOF, Landlord and Tenant, have executed this Fourth Amendment as of the date set forth in the paragraph above.

LANDLORD:

Cure Land Company, LLC

By:  /s/ Michael D. Cure

Its:  Manager / Member

Tenant:

Silver Slipper Casino Venture, LLC

By:  /s/ John Ferrucci

Its:  General Manager